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                                                       EXHIBIT 99.4
                                                       Vinson & Elkins L.L.P.
                                                       2300 First City Tower
                                                       1001 Fannin Street
                                                       Houston, Texas 77002-6760

February 20, 2002

TEPPCO Partners, L.P.
TE Products Pipeline Company, Limited Partnership
TCTM, L.P.
TEPPCO Midstream Companies, L.P.
Jonah Gas Gathering Company
2929 Allen Parkway
Houston, Texas 77252

Ladies and Gentlemen:

         We have acted as counsel for TEPPCO Partners, L.P., a Delaware limited partnership (the "Partnership"), TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership ("TE Products"), TCTM, L.P., a Delaware limited partnership ("TCTM"), TEPPCO Midstream Companies, L.P., a Delaware limited partnership ("TEPPCO Midstream"), and Jonah Gas Gathering Company, a Wyoming general partnership ("Jonah" and, together with TE Products, TCTM and TEPPCO Midstream, the "Subsidiary Guarantors"), in connection with the preparation of the prospectus dated February 12, 2002 and the prospectus supplement dated February 14, 2002 (the "Prospectus Supplement") with respect to the Registration Statement on Form S-3 (Registration No. 333-74286) filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance and sale of $500,000,000 aggregate principal amount of the Partnership's 7.625% Senior Notes due 2012 (the "Notes"), to be issued under an Indenture, dated February 20, 2002, between the Partnership, the Subsidiary Guarantors and First Union National Bank, as trustee (the "Trustee") as supplemented by that certain First Supplemental Indenture dated February 20, 2002 (collectively, the "Indenture"). The Notes will be fully and unconditionally guaranteed pursuant to guarantees (the "Guarantees") by the Subsidiary Guarantors and are being offered, issued and sold (together with the Guarantees) in an underwritten public offering pursuant to an underwriting agreement (the "Underwriting Agreement") between the Partnership, the Subsidiary Guarantors, the underwriters of such offering and the other parties thereto.

         In our capacity as your counsel in the connection referred to above, we have examined or are familiar with the partnership agreement of each of the Partnership and the Subsidiary Guarantors, each as amended to date, and have examined the originals, or copies certified or otherwise identified, of the Indenture, the Underwriting Agreement and corporate records of the Partnership and the Subsidiary Guarantors, including minute books of the general partners of the Partnership and the Subsidiary Guarantors as furnished to us by the Partnership, certificates of representatives of the general partner of the Partnership and the Subsidiary Guarantors, and other instruments and documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the general partner of the Partnership with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on documents examined by us are

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TEPPCO Partners, L.P., et al.
Page 2
February 20, 2002


genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents and that the Indenture has been duly authorized, executed and delivered by the Trustee thereunder.

         On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that when the Notes and the notation of guarantee thereon have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and upon payment of the consideration therefor as provided for in the Underwriting Agreement, the Notes and the Guarantees will constitute legal, valid and binding obligations of the Partnership and the Subsidiary Guarantors, enforceable against the Partnership and the Subsidiary Guarantors in accordance with their terms, except as the enforceability thereof is subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         The opinions expressed herein are limited exclusively to the laws of the State of Texas, the contract laws of the State of New York, the Limited Liability Company Act of the State of Delaware, the Revised Uniform Limited Partnership Act of the State of Delaware and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States. We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Partnership. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.



                                            Very truly yours,

                                            /s/ Vinson & Elkins L.L.P.